Exhibit 99.1

Contacts:
Akesis Pharmaceuticals, Inc.
Jay Lichter, Ph.D., President & CEO	Lippert/Heilshorn & Associates
jlichter@akesis.com	Don Markley (dmarkley@lhai.com)
(858) 454-4311	(310) 691-7100

Akesis Pharmaceuticals and Charles River Laboratories to Begin 13-Week

Animal Study for AKP- 020

SAN DIEGO (June 24, 2008) – Akesis Pharmaceuticals, Inc. (OTC/BB: AKES), an emerging diabetes drug-development company, today announced it plans to begin a 13-week preclinical safety program for AKP-020, a novel vanadium compound that has shown considerable potential as a treatment for Type 2 diabetes. The studies will be conducted by Charles River Laboratories, and follows a recently completed 28-day preclinical safety program, also performed by Charles River.

Earlier this month the company also announced positive results from the preliminary analysis of its Phase 2a clinical trial for AKP-020 in patients with Type 2 diabetes.

“We are pleased with the progress being made in assessing the safety and potential efficacy of AKP-020 for Type 2 diabetes,” said Jay Lichter, President and Chief Executive Officer of Akesis. “The initial results from the earlier trial are encouraging, and we believe warrant this additional research.”

Charles River Laboratories, based in Wilmington, Mass., partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently.

AKP-020 is the product designation for a novel vanadium compound otherwise known as bis(ethylmaltolato)oxovanadium (IV), or BEOV. The compound was invented and developed by University of British Columbia researchers Chris Orvig, professor of chemistry and pharmaceutical sciences, and John McNeill, Ph.D., professor and dean emeritus, pharmaceutical sciences, and is licensed exclusively to Akesis. Professors Orvig and McNeill, who are experts in the study of metal chemistry and pharmaceutical sciences, helped to advance the BEOV program through Phase I clinical trials. They also are members of the Akesis Scientific Advisory Board.

About Akesis Pharmaceuticals

Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes and related metabolic disorders. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include statements relating to the results from Akesis’ completed Phase IIa clinical trial of AKP-020 and the likelihood that the results from the completed Phase IIa clinical trial will be replicated in any future trials, the Company’s plans to initiate subsequent studies relating to AKP-020. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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